AMERICAN CENTURY MUTUAL FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal
Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of
the Corporation (“Articles of Incorporation”), the Board of Directors of
the Corporation has (i) determined to change the name of the Advisor Class of common stock to A Class for the series of shares titled Growth Fund,
Vista Fund, and Capital Value Fund, (ii) duly established a C Class of shares for the series of shares titled Growth Fund and Vista Fund, (iii)
duly established an Institutional Class, A Class, C Class and R Class of
shares for the series of shares titled New Opportunities, and (iv)
increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland
General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Eleven Billion One Hundred Million (11,100,000,000)
shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Eleven Billion One Hundred Million (11,100,000,000)
shares of capital stock.

FOURTH:  The par value of shares of the Corporation’s capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One
Hundred Eleven Million Dollars ($111,000,000). After giving effect to the
Reallocation, the aggregate par value of all shares of stock that the
Corporation is authorized to issue is One Hundred Eleven Million Dollars
($111,000,000).

SIXTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the sixteen (16) series of stock and aggregate par value of each Class was as follows:

      Aggregate
Series Name Class Name No. of Shares Par Value

Growth Fund Investor 800,000,000 $8,000,000
  Institutional 150,000,000 1,500,000
  Advisor  310,000,000 3,100,000
  R  50,000,000 500,000

Select Fund Investor 300,000,000 3,000,000
  Institutional 40,000,000 400,000
  A  75,000,000 750,000
  B  25,000,000 250,000
  C  25,000,000 250,000
  R  50,000,000 500,000

Ultra Fund Investor 3,500,000,000 35,000,000
  Institutional 200,000,000 2,000,000
  A  100,000,000 1,000,000
  R  50,000,000 500,000
  C  50,000,000 500,000
  B  50,000,000 500,000

Vista Fund Investor 800,000,000 8,000,000
  Institutional 80,000,000 800,000
  Advisor  310,000,000 3,100,000
  R  10,000,000 100,000

Heritage Fund Investor 400,000,000 4,000,000
  Institutional 40,000,000 400,000
  A  200,000,000 2,000,000
  C  35,000,000 350,000
  B  35,000,000 350,000
  R  30,000,000 300,000

Giftrust Fund Investor 200,000,000 2,000,000

Balanced Fund Investor 250,000,000 2,500,000
  Institutional 15,000,000 150,000

New Opportunities
Fund  Investor 300,000,000 3,000,000

Capital Value
Fund  Investor 200,000,000 2,000,000
  Institutional 15,000,000 150,000
  Advisor  50,000,000 500,000

Veedot Fund Investor 200,000,000 2,000,000
  Institutional 100,000,000 1,000,000

New Opportunities
II Fund  Investor 165,000,000 1,650,000
  Institutional 150,000,000 1,500,000
  A  110,000,000 1,100,000
  B  20,000,000 200,000
  C  20,000,000 200,000
  R  20,000,000 200,000

Capital Growth
Fund  Investor 300,000,000 3,000,000
  Institutional 50,000,000 500,000
  R  60,000,000 600,000
  A  100,000,000 1,000,000
  B  100,000,000 1,000,000
  C  100,000,000 1,000,000

Fundamental Equity
Fund  Investor 200,000,000 2,000,000
  Institutional 25,000,000 250,000
  R  10,000,000 100,000
  A  150,000,000 1,500,000
  B  25,000,000 250,000
  C  50,000,000 500,000

NT Growth Fund Institutional 150,000,000 1,500,000

NT Vista Fund Institutional 150,000,000 1,500,000

Focused Growth
Fund  Investor 50,000,000 500,000
  Institutional 10,000,000 100,000
  A  10,000,000 100,000
  B  10,000,000 100,000
  C  10,000,000 100,000
  R  10,000,000 100,000

SEVENTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board
of Directors of the Corporation has (a) approved the amendments stated in
Article SECOND above and (b) has allocated Eleven Billion One Hundred Million
(11,100,000,000) shares of the Eleven Billion One Hundred Million
(11,100,000,000) shares of authorized capital stock of the Corporation among the sixteen (16) series of stock of the Corporation and the various Classes as follows:
      Aggregate
Series Name Class Name No. of Shares Par Value

Growth Fund Investor 800,000,000 $8,000,000
  Institutional 150,000,000 1,500,000
  A  310,000,000 3,100,000
  C  20,000,000 200,000
  R  30,000,000 300,000

Select Fund Investor 300,000,000 3,000,000
  Institutional 40,000,000 400,000
  A  75,000,000 750,000
  B  25,000,000 250,000
  C  25,000,000 250,000
  R  50,000,000 500,000

Ultra Fund Investor 3,500,000,000 35,000,000
  Institutional 200,000,000 2,000,000
  A  100,000,000 1,000,000
  B  50,000,000 500,000
  C  50,000,000 500,000
  R  50,000,000 500,000

Vista Fund Investor 750,000,000 7,500,000
  Institutional 80,000,000 800,000
  A  310,000,000 3,100,000
  C  50,000,000 500,000
  R  10,000,000 100,000

Heritage Fund Investor 400,000,000 4,000,000
  Institutional 40,000,000 400,000
  A  200,000,000 2,000,000
  B  35,000,000 350,000
  C  35,000,000 350,000
  R  30,000,000 300,000

Giftrust Fund Investor 200,000,000 2,000,000

Balanced Fund Investor 250,000,000 2,500,000
  Institutional 15,000,000 150,000

New Opportunities
Fund  Investor 200,000,000 2,000,000
  Institutional 25,000,000 250,000
  A  25,000,000 250,000
  C  25,000,000 250,000
  R  25,000,000 250,000

Capital Value
Fund  Investor 200,000,000 2,000,000
  Institutional 15,000,000 150,000
  A  50,000,000 500,000

Veedot Fund Investor 200,000,000 2,000,000
  Institutional 100,000,000 1,000,000

Small Cap Growth
Fund  Investor 165,000,000 1,650,000
  Institutional 150,000,000 1,500,000
  A  110,000,000 1,100,000
  B  20,000,000 200,000
  C  20,000,000 200,000
  R  20,000,000 200,000

Capital Growth
Fund  Investor 300,000,000 3,000,000
  Institutional 50,000,000 500,000
  A  100,000,000 1,000,000
  B  100,000,000 1,000,000
  C  100,000,000 1,000,000
  R  60,000,000 600,000

Fundamental Equity
Fund  Investor 200,000,000 2,000,000
  Institutional 25,000,000 250,000
  A  150,000,000 1,500,000
  B  25,000,000 250,000
  C  50,000,000 500,000
  R  10,000,000 100,000

NT Growth Fund Institutional 150,000,000 1,500,000

NT Vista Fund Institutional 150,000,000 1,500,000

Focused Growth
Fund  Investor 50,000,000 500,000
  Institutional 10,000,000 100,000
  A  10,000,000 100,000
  B  10,000,000 100,000
  C  10,000,000 100,000
  R  10,000,000 100,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of
Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:  The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire
Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the
stockholders.

TWELFTH:  These Articles of Amendment shall become effective at 12:01 a.m. on March 1, 2010.

IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these
Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its
Assistant Secretary on this 16th day of February, 2010.

ATTEST:

    AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan  /s/Charles A. Etherington

Name:
Otis H. Cowan

Name:
Charles A. Etherington

Title
Assistant Secretary

 Title:
Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC.,
who executed on behalf of said Corporation the foregoing Articles of
Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of
Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: February 16, 2010
       /s/Charles A. Etherington
      Charles A. Etherington,
    Senior Vice President